UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 1, 2009 (December 1, 2009)
Express Scripts, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20199 (Commission File Number)	43-1420563 (I.R.S. Employer Identification No.)
One Express Way,
St. Louis, MO 63121
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: 314-996-0900
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On December 1, 2009, the Company consummated its previously announced purchase (the “Acquisition”) of all of the shares and equity interests of three WellPoint subsidiaries, NextRx, Inc., NextRx Services, Inc., and NextRx, LLC, that provide pharmacy benefits management services (the “PBM Business”) for a purchase price of $4,675,000,000, subject to certain working capital, indebtedness and other adjustments set forth in that certain Stock and Interest Purchase Agreement, dated April 9, 2009, by and between the Company and WellPoint (the “Purchase Agreement”). On November 24, 2009, the Company provided WellPoint with its irrevocable election to pay the aggregate consideration due in connection with the Acquisition in the form of cash. The Company financed the acquisition with the Company’s existing cash resources and a combination of new debt and equity offerings completed in June 2009.
     On December 1, 2009, the Company issued a press release announcing the completion of the Acquisition. A copy of that press release is attached as Exhibit 99.1.
     A copy of the Purchase Agreement is attached as Exhibit 2.1 to the Current Report on Form 8-K dated April 14, 2009. The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.
Item 9.01 Financial Statements and Exhibits.
The information required by Item 9.01(a) and (b), if any, will be filed by amendment not later than 75 calendar days after the date of this initial report on Form 8-K.
(d) Exhibits
     The following exhibit is attached hereto and filed herewith.

Exhibit
No.	Description
99.1	Press release dated December 1, 2009.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2009	Express Scripts, Inc.
	By:	/s/ Jeffrey Hall
Jeffrey Hall
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit
No.	Description

99.1	Press release dated October 1, 2009.